Exhibit 10.26

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”), is entered into as of the 2nd day of June, 2006 (the “Effective Date”) by and between BROADWING CORPORATION, a Delaware corporation  (f/k/a Corvis Corporation and a/k/a Nova Telecommunications, Inc., a Delaware corporation), having an address of ℅ Broadwing Corporation, 1122 Capital of Texas Hwy, South, Austin, Texas 78746 (the “Sublessor”), OSIRIS THERAPEUTICS, INC., a Delaware corporation (the “Subtenant”) having an address prior to the Commencement Date (as defined herein) of this Sublease of 2001 Aliceanna Street, Baltimore, Maryland 21231-3043, and an address at the Subleased Premises (as defined herein) after the Commencement Date hereof.

R E C I T A L S:

A.            Gateway S-8 LLLP, a Maryland limited liability limited partnership, predecessor in interest to Columbia Gateway S-28, L.L.C. (“Landlord”), and Sublessor, as Tenant, entered into that certain Lease Agreement dated August 11, 1998 (as assigned and amended, the “Lease”), a complete copy of which is attached hereto and incorporated herein as Exhibit A, consisting of Land (as defined in the Lease) and a Building (as defined in the Lease) of approximately six-one thousand two hundred three (61,203) rentable square feet located at 7015 Albert Einstein Drive, Columbia, Maryland (the “Building”) (the Land and the Building shall be referred to herein as the “Subleased Premises”); and

B.            Sublessor desires to sublet to Subtenant the Subleased Premises in accordance with the terms of this Sublease.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor leases to Subtenant and Subtenant leases from Sublessor the Subleased Premises, subject to the following terms and conditions:

1.             Capitalized Terms.  Except as defined herein, capitalized terms used herein shall bear the same meaning ascribed to them in the Lease.

2.             Subject To Lease.  Except as otherwise provided in this Sublease, this Sublease is subject to all of the terms and conditions of the Lease.  Except as otherwise provided in this Sublease, Subtenant shall assume and perform all of Tenant’s obligations in the Lease and shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Lease.  In the event of the termination of Sublessor’s interest as Tenant under the Lease as a result of Subtenant’s failure to perform its obligations under this Sublease, then this Sublease shall automatically terminate effective as of the termination of the Lease.

3.             Incorporation.  The terms, covenants and conditions of the Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Sublease, each and every term, covenant and condition of the Lease and binding or inuring to the benefit the Landlord shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words (a) “Landlord,” “Tenant,” “Sublessor” or “Subtenant” or words of similar import, wherever the same appear in the Lease, were construed to mean, respectively, “Sublessor” and “Subtenant” in this Sublease; (b) “Leased Premises,” “premises,” or words of similar import, wherever the same appear in the Lease, were construed to mean “Subleased Premises” in this Sublease; and (c)

“lease” or words of similar import, wherever the same appear in the Lease, were construed to mean the “Sublease.”  If any of the express provisions of this Sublease shall conflict with any of the provisions of the Lease incorporated by reference herein, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

4.             Demise and Term.  Subject to the terms of this Sublease (and in particular, Sections 5, 6, 7 & 8 below), Sublessor hereby subleases to Subtenant, and Subtenant hereby subleases from Sublessor, the Subleased Premises.  The term (the “Term”) of this Sublease shall commence on August 1, 2006 (the “Commencement Date”) and expire at midnight on May 31, 2009 (the “Expiration Date”), unless sooner terminated as herein provided herein or in the Lease.

5.             Vacation of Subleased Premises.  The Subleased Premises shall remain in Sublessor’s exclusive possession until the earlier to occur of (a) August 31, 2006 or (b) the date Sublessor has placed its new transmission center, laboratory and television operation center (collectively, “TOC”) into operation at another location (the “Release Date”).  Sublessor shall undertake reasonable efforts to expedite the delivery of equipment and commencement of operations of the TOC prior to August 31, 2006, provided that Sublessor shall remain in exclusive possession of the Subleased Premises until the Release Date.  Until the Release Date, Sublessor will not do or fail to do any act that will result in a default under the Lease.  From and after the Effective Date, Subtenant and its agents and representatives shall be afforded reasonable access to the Subleased Premises, after, in each instance, receipt of advance written consent from Sublessor as to the scope and necessity of access, which consent will not be unreasonably withheld by Sublessor so long as such access by Subtenant is in conjunction with space planning and architectural or engineering planning; provided, however, under no circumstances shall any construction be undertaken by Subtenant nor shall any power or HVAC be disrupted by Subtenant prior to the Release Date.  Any access requested by Subtenant hereunder shall be delivered to Sublessor in writing two (2) business days prior to obtaining said access.  On the release date, Subtenant shall be in complete possession of the Subleased Premises.  On the Release Date, Sublessor shall pay all Service Providers (defined below) for services rendered before July 1, 2006 and all other additional rent due for the period before July 1, 2006.  Until the Release Date Sublessor shall, at its sole cost, maintain the Subleased Premises in the condition required under the Lease and shall repair and restore any material damage to the Subleased Premises caused by the removal of its furniture or equipment.

6.             Rent.  The monthly portion of Basic Annual Rent, all Common Area Expenses and all other amounts and expenses considered “additional rent” or otherwise due Landlord or other parties pursuant to the Lease shall collectively be referred to herein as the “Total Rent”.  Beginning October 1, 2006, and on the first (1st) calendar day of every calendar month thereafter during the Term, Subtenant shall pay to Sublessor without right of offset, the Total Rent due to Landlord or other third parties under the Lease and, to the extent received from Subtenant, Sublessor shall remit same to Landlord on or before the date such rental payments are due.  Sublessor shall not be in default hereunder for the failure to pay Landlord sums due under the Lease if said amounts are not received by Sublessor from Subtenant.  Sublessor shall be responsible for the July portion of the Total Rent.  On or before August 1, 2006 and September 1, 2006, Subtenant shall pay to Sublessor, without right of offset, all rent considered “additional rent” pursuant to the Lease together with all other amounts due under the Lease to Landlord or other third parties arising after the Commencement Date, which term includes without limitation, all Common Area Expenses, utilities, taxes and third party service providers, including but not limited to landscapers, HVAC repair, elevator service and janitorial services arising after the Commencement Date (collectively, “Service Providers”).  Prior to August 1, 2006, Subtenant shall provide Sublessor written evidence that Subtenant has contracted with all utility and Service Providers with respect to the Subleased Premises and shall have all utilities and contracts with Service Providers to the Leased Premises held in the name of Subtenant (reflecting Subtenant to be solely responsible for the payment for services/utilities rendered said utility or Service Provider).  From and after August 1, 2006, Subtenant shall also be responsible for payment of all utilities and Service Providers to the Leased Premises to the extent said utilities and services were provided from and after August 1, 2006.  Subtenant shall pay said utilities directly to the provider of said utilities, and provide a copy of the utility payment to Sublessee for the month of August on or before the date said payment is due.  Furthermore, and in addition to the foregoing payments set forth above, beginning on October 1, 2006 and on the first calendar day of each calendar month thereafter, Subtenant agrees to pay to Sublessor without right of offset, the amount of $4,128.01 which amount reflects the monthly repayment of Basic Annual Rent paid by Sublessor during the months of August and September (collectively referred to herein as the “Rent Advance”).  In the event this Sublease terminates prior to the expiration of the Term, Subtenant shall remain obligated to pay Sublessor the unamortized portion of the Rent Advance.  Time is of the essence with the payments called for under this Sublease and Subtenant shall pay Sublessor all penalties and late fees called for under the Lease (owing to Landlord) in the event any payment required to be paid by Subtenant is late.  In addition, any payment to Sublessor due and owing under this Sublease that is late shall bear interest at the rate provided in the Lease from the date said payments are due until the date such amounts owing by Subtenant are paid to Sublessor.

7.             Taxes & Common Area Expenses Overages.  Subtenant acknowledges that the Lease requires the payment of taxes for the full tax year in advance.  Subtenant agrees to pay said taxes for the year July 1, 2006 through June 30, 2007 in advance by July 15, 2006 and upon receipt of evidence of said payment, Sublessor will promptly reimburse Subtenant one-twelfth (1/12th) of said taxes.  In the event Sublessor has overpaid any Common Area Expenses in accordance with the terms of the Lease for the period of occupancy prior to August 1, 2006, Subtenant shall reimburse Sublessor (upon reconciliation with Landlord) or Sublessor shall be entitled to receive directly from Landlord, any overcharges paid by Sublessor to Landlord prior to August 1, 2006.  If Landlord provides a credit against future Common Area Expenses charges for amounts overpaid for the period before August 1, 2006, Sublessor shall be entitled to charge Subtenant such overage by Sublessor which shall be paid within five (5) business days of invoice to Subtenant.

8.             Security Deposit.  Simultaneously upon execution of this Sublease, Subtenant shall deposit with Sublessor an amount equal to one (1) month’s Total Rent as security (the “Security Deposit”) for the performance by Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant’s part to be performed.  Sublessor shall not be required to keep the Security Deposit separate from its other accounts.  The Security Deposit shall be held by Sublessor without liability for interest.  Sublessor shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit.  Sublessor shall have the right, without notice to Subtenant, and regardless of the exercise of any other remedy Sublessor may have by reason of a default, to apply any part of the Security Deposit to cure any default, beyond any applicable notice and cure period, of Subtenant, and, if Sublessor does so, Subtenant shall immediately upon demand deposit with Sublessor the amount so applied so that Sublessor shall have the required amount of the Security Deposit as indicated above at all times during the Term of this Sublease.  If Subtenant shall fail to make such deposit, Sublessor shall have the same remedies for such failure as Sublessor has for a default in payment of Total Rent.  In the event of an assignment or transfer of the Sublessor’s leasehold estate under the Lease, (a) Sublessor shall be obligated to transfer the Security Deposit to the assignee; (b) Sublessor shall thereupon be automatically released by Subtenant from all liability for the return of the Security Deposit following the Sublessor’s delivery to Subtenant of an acknowledgement from such assignee acknowledging such assignee’s receipt of, and liability for, such Security Deposit; and (c) Subtenant shall look solely to the assignee for the return of the Security Deposit.  The foregoing provisions of this Section 8 shall apply to every transfer made of the Security Deposit to a new assignee of Sublessor’s interest in the Lease.

9.             No Breach of Lease.  Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Lease, whether such act or thing is permitted under the provisions of this Sublease.

10.           Indemnity.  From and after the Effective Date, Subtenant shall indemnify, defend and hold harmless Sublessor and Landlord from and against any and all losses, costs, damages, expenses and liabilities including, without limitation, attorneys’ fees, court costs and disbursements, liquidated damages penalties which Sublessor or Landlord may incur or pay out by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises; (b) any breach or default hereunder on Subtenant’s part; (c) any work done in or to the Subleased Premises; (d) any act, omission or negligence on the part of Subtenant and/or its officers, employees, agents, customers and/or invitees, or any person claiming by, through or under Subtenant; (e) any act, omission or negligence on the part of Sublessor and/or its officers, employees, agents, customers and/or invitees with respect to the Leased Premises.  The provisions of this Section 10 shall survive termination or expiration of this Sublease.

11.           Waiver & Insurance.  Subtenant acknowledges that any waiver by Sublessor of any obligation by Subtenant under the Lease shall not constitute a waiver by Sublessor to require compliance of that obligation in the future.  Subtenant agrees to maintain the insurance required by Tenant under the Lease and shall provide Sublessor, within ten (10) calendar days of the Effective Date, with a copy of the insurance policy along with an endorsement to said insurance policy naming Landlord and Sublessor as the additional insured.  Such insurance policy shall provide Sublessor with thirty (30) days notice in advance of any termination of said insurance.

12.           Use.   Subtenant shall use and occupy the Subleased Premises consistent with the covenants and restrictions (“Restrictions”) encumbering the Leased Premises.  Subtenant acknowledges that Subtenant has reviewed a title report on the Leased Premises and is comfortable that Subtenant’s intended use is consistent and in compliance with the Restrictions.  Subtenant further acknowledges that Sublessor has not reviewed said Restrictions and makes no representation or warranty that the intended use by Subtenant is in conformance with the Restrictions.

13.           Condition of Subleased Premises & Personal Property.  Subtenant is leasing the Subleased Premises as of the Effective Date and as of the Release Date, in its “AS IS,” “WHERE-IS” CONDITION, with all faults without representation or warranty by Sublessor, express or implied, including without limitation habitability, and Sublessor is not required to perform any work or expend any monies in connection with this Sublease, other than delivering the Subleased Premises in broom clean condition.  To the best of Sublessor’s knowledge, Sublessor has not received any notice of violation of any applicable legal requirement or any covenant or restriction applicable to the Subleased Premises.  In making and executing this Sublease, Subtenant has relied solely on such investigation, examinations and inspections as Subtenant has chosen to make or has made.  Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections and that Subtenant has not relied upon, and Sublessor has not made, any representation or warranty (express or implied) regarding the condition of the Subleased Premises or the Building or that said Building will be in any condition for use by Subtenant.  In addition, the parties hereto agree that the personal property described on Exhibit B attached hereto and incorporated herein reflects a list of personal property (the “Personal Property”), which shall be conveyed and delivered by Sublessor on the Release Date, provided however, that in no event will Sublessor guaranty the condition or availability of the Personal Property on the Commencement Date nor will Sublessor be in default hereunder in the event the Personal Property is missing or damaged prior to the Release Date other than for the Personal Property listed on Exhibit C attached hereto and incorporated herein which Sublessor shall agree to ensure possession to Subtenant on the Release Date.  If said exhibits are not attached to the Sublease as of the Effective Date, the parties hereto shall cooperate in good faith to agree on the exhibits within ten (10)

business days.  The Personal Property shall be conveyed to Subtenant in its “AS IS,” “WHERE-IS” CONDITION, with all faults without representation or warranty by Sublessor, express or implied, as of the Release Date and Sublessor is not required to perform any work or expend any monies in connection with the upkeep and maintenance of the Personal Property.  At the conclusion of the Term, the Personal Property will remain the property of Subtenant.

14.           Consent & Approvals.  In any instance when Sublessor’s consent or approval is required under this Sublease, Sublessor’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from Landlord, and if Landlord consents or approves such matter or thing, Sublessor’s consent or approval shall not be required.  Sublessor shall have no obligation to take any action to compel Landlord’s consent to any matter or thing under the Lease or as to this Sublease.  In the event that Subtenant shall seek the approval by or consent of Sublessor, and Sublessor shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance which shall be available only in those cases where Sublessor shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

15.           Notices.  Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person shall be deemed to be delivered if delivered in writing, delivered by a nationally recognized overnight delivery service, receipt signature required, served personally and emailed to susan.ellis@broadwing.com and boots.bagby@broadwing.com  or sent by prepaid, first-class mail.  Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Sublease.  Either party may change its address by notifying the other party of the change of address.  Notice shall be deemed communicated upon delivery as provided in this paragraph.

16.           Termination of Lease.  If for any reason the Lease shall terminate prior to the Expiration Date of this Sublease (including as a result of any voluntary termination permitted under the Lease), then this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof, provided, however, Subtenant shall remain responsible for all unpaid amounts due under this Sublease together with any obligations which expressly survive the termination of the Lease, including without limitation, the obligations set forth in this Sublease or Section 7(c) of the Lease.  In the event Subtenant becomes a  holdover tenant hereunder, Subtenant shall be obligated to pay Sublessor two hundred percent (200%) of Total Rent per month during any holdover period and Subtenant shall be deemed a tenant at sufferance during any  holdover period.  The terms of this Section 16 shall survive termination of this Sublease.

17.           Estoppel Certificates.  Either party shall, within seven (7) business days after each and every request by the other party, execute, acknowledge and deliver to Subtenant, Sublessor, Landlord or such other party as Sublessor reasonably requests, a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified, and stating the modifications); (b) specifying the dates to which Total Rent has been paid; (c) stating whether, to the best knowledge of the requested party, the requesting party is in default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default; (d) stating whether, to the best knowledge of the requested party any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by the requesting party under this Sublease, and, if so, specifying each such event; and (e) stating any other pertinent information reasonably requested by the requesting party.

18.           Right to Cure Subtenant’s Defaults.  If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, Sublessor shall have the right, but not the obligation, after the lesser of five (5) business days notice to Subtenant or the time within which Sublessor may act under the Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay all attorney’s fees, costs and expenses.  Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Prime Rate of interest plus two (2) percent or the then maximum lawful interest rate, whichever shall be more, from the date of the making of such expenditures.  For purposes hereof, “Prime Rate” shall mean the rate announced from time to time by Citibank, N.A. as its prime lending rate.

19.           Brokerage.  Sublessor represents and warrants to the other party that no broker or other person had any party, or was instrumental in any way, in bringing about this Sublease, other than CB Richard Ellis (“CB Richard”).  Subtenant represents and warrants to the other party that no broker or other person had any party, or was instrumental in any way, in bringing about this Sublease, other than The Staubach Company (“Staubach”) (CB Richard and Staubach are collectively referred to herein as the “Brokers”).  Each party will cooperate to limit the amount of commissions charged by the Broker’s to not exceed an amount that would be charged in one transaction for the term contractually obligating Subtenant with Sublessor and Landlord.  Each party agrees to indemnify, defend and hold harmless, the other party from and against any claims made by any broker (other than the Brokers) or other person for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) which may be incurred by the other party in connection with such claims if such other broker or other person claims to have had dealings with either party.  Sublessor and Sublessee agree to pay the applicable Brokers any commission which may be due in connection with this Sublease pursuant to a separate agreement(s).

20.           Remedies.  In addition to its other remedies provided to each party under the Lease and in this Sublease, each party is entitled to all other remedies provided at law or in equity, including without limitation, to the extent permitted by applicable law, injunctive relief in case of the violation, or attempted or threatened violation, of any of the terms of this Sublease, or to a decree compelling specific performance of the terms of this Sublease.  No right or remedy of either party under this Sublease is intended to be exclusive of any other right or remedy.  Each right and remedy of each party is cumulative and may be exercised in addition to all other rights or remedies under the Lease, this Sublease, or now or hereafter existing at law, in equity or by statute.  Upon an event of default by Subtenant hereunder, Sublessor shall be entitled to terminate this Sublease upon written notice to Subtenant and possession of the Subleased Premises shall be tendered immediately to Sublessor.  The terms of this Section 21 shall survive termination or expiration of the Lease.

21.           Successors & Assigns.  The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.  Notwithstanding the foregoing, no Assignment or assignment of any or all of Subtenant’s interests under this Sublease shall be permitted without the prior written consent of Sublessor, which consent may be withheld in Sublessor’s sole and absolute discretion.

22.           Interpretation.  If any provision of this Sublease or application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this

Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.  If any words or phrases in this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.  Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease, unless otherwise expressly provided.  All terms and words used in this Sublease, regardless of the number or gender, in which they are used, shall be deemed to include any other number and other gender as the context may require.  The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

23.           Complete Agreement.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease.  This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.  This Sublease may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

24.           Performance by Sublessor.  Any obligation of Sublessor which is contained in this Sublease by the incorporation by reference of the provisions of the Lease may be observed or performed by Sublessor using reasonable efforts to cause the Landlord under the Lease to observe and/or perform the same (which obligations include, without limitation, services to be provided by Landlord and restoration of damaged property), and Sublessor shall have a reasonable time to enforce its rights to cause such observance or performance.  Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublessor’s right with respect thereto under the Lease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Lease, Sublessor shall not be required to make any payment or perform any obligation, and Sublessor shall have no liability to Subtenant for any matter whatsoever, except for Sublessor’s obligation to pay the Total Rent (to the extent paid to Sublessor by Sublessee and not paid by Sublessee to Landlord directly) and obligation to use reasonable efforts, upon request of Subtenant, to cause Landlord to observe and/or perform Landlord’s obligations under the Lease.  Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services of facilities that may be appurtenant to or supplied at the Building of which the Subleased Premises are a part or of the air conditioning, electricity, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of any such services or facilities unless caused by Sublessor shall give rise to any (a) abatement, diminution or reduction of Subtenant’s obligations under this Sublease; (b) constructive eviction, whether in whole or in part, or (c) liability on the part of Sublessor.  Notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the Lease, Subtenant is taking the Subleased Premises “AS-IS” without any warranties, representations or obligations on the part of Sublessor, or any other party, to perform any alterations, repairs, work or services in or to the Subleased Premises, and Sublessor shall not have any obligation to furnish, render or supply any work, labor, services, material, fixtures, or equipment to make the Subleased Premises ready for occupancy.

25.           Preferred Provider.  Subject to Sublessor’s price, quality and availability, Subtenant hereby agrees to use Sublessor as its preferred provider of telecommunications services.  For purposes hereof, the term “telecommunications services” shall mean media, data and voice.  This provision requires that Subtenant will provide Sublessor with a “first and last look” opportunity on each of Sublessor’s potential purchase of telecommunication services during the Term and subsequent to the Term so long as Subtenant occupies the Leased Premises.  That is, Sublessor shall be entitled to match any bona fide offer received by Subtenant for telecommunication services.

26.           Return of Documents & Records.  As of the Commencement Date, Subtenant agrees to secure and promptly notify Sublessor of any records or documentation of Sublessor’s found in and around the Subleased Premises or the Personal Property.  Such notification shall be directed to the following:

Broadwing Records Management Division
1122 Capital of Texas Highway, South
Austin, Texas 78746
Attn: Legal Department

27.           Time of the Essence.  Time is of the essence of each provision of this Sublease.

28.           No Construction Against Drafting Party.  The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Sublease.

29.           Governing Law.  The terms of this Sublease shall be governed in accordance with the laws of the State of Maryland.

30.           Limitation of Sublessor Liability.  Sublessor shall not be liable for, and Subtenant hereby waives the right to seek any consequential, punitive, speculative or business interruption damages incurred by Subtenant due to Sublessor’s default under this Sublease or under the Lease Agreement. Any recovery against Sublessor shall be limited to the Sublessor’s leasehold estate in the Leased Premises.

31.           Jury Waiver.  TO THE MAXIMUM EXTENT ALLOWABLE BY LAW, BOTH PARTIES HERETO WAIVE THE RIGHT TO SEEK A JURY IN ANY TRIAL, ACTION, PROCEEDING AND/OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO INVOLVING THE LEASE OR THE MATTERS SET FORTH HEREIN.

32.           Benefits and Bargain.  The parties to this Sublease acknowledge that each has fully negotiated the terms of this Sublease and that this Sublease contains all of the benefits and bargains of the agreements reached between the parties and that this Sublease comprises all of the agreements reached between the parties hereto as to the subject matters contained herein.

33.           Termination Rights Under COPT-Sublease Lease Agreement.  Subtenant agrees to deliver to Sublessor (simultaneously upon delivery to Landlord) any waiver of termination rights held by Sublessee under that certain COPT-Sublease Lease Agreement, NonDisturbance and Attornment Agreement, and provide Sublessor with copies of any amendments or modifications to the COPT-Sublease Lease Agreement that affect said termination rights (with Sublessor having approval not to be unreasonably withheld by Sublessor).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Sublessor and Subtenant have hereunto executed this Sublease as of the Effective Date.

SUBLESSOR:	BROADWING CORPORATION, a Delaware corporation (f/k/a Corvis Corporation)

By:
Name:
Title:
Date:

SUBTENANT:	OSIRIS THERAPEUTICS, INC. a Delaware corporation

By:
Name:
Title:
Date:

EXHIBIT A

Lease Agreement

A-1

EXHIBIT B

Personal Property Inventory

B-1

EXHIBIT C

Material Personal Inventory

C-1